Exhibit 99.1

ReShape Lifesciences Announces Third Quarter 2020 Financial and Operational Results

San Clemente, CA November 12, 2020 – ReShape Lifesciences Inc. (OTCQB: RSLS), a global weight-loss solutions leader, today reported financial and operational results for the three months ended September 30, 2020.

Recent Highlights and Accomplishments

●	Increased third quarter revenues by 3% to $3.6 million for the three months ended September 30, 2020, as compared to $3.5 million for the same period in 2019, despite experiencing sustained headwinds from the COVID-19 pandemic.
●	Enrolled first 25 healthcare professionals in ReShapeCare™, the Company’s first-in-class reimbursed, telehealth-based coaching program providing patients a tailored, high-touch, and personalized virtual treatment.
●	Reported positive preclinical results from investigational Diabetes Bloc-Stim Neuromodulation device for the treatment of Type 2 diabetes and successfully completed the goals of the National Institutes of Health (NIH) Small Business Innovation Research Phase I grant.
●	Continued to execute on the Company’s initiative to manage costs. Reduced total operating expenses by $3.2 million, or 42%, to $4.5 million, primarily driven by a year over year decrease in general and administrative expenses of roughly $2.0 million.

“We are extremely encouraged by the Company’s progress in the third quarter. Despite the challenging healthcare business environment as a result of the COVID-19 pandemic, we were able to increase revenue over the same quarter last year, build interest in the Lap-Band, further drive our clinical programs and expand enrollment into our ReShapeCare™ service, which launched in June 2020,” commented Bart Bandy, President and Chief Executive Officer at ReShape Lifesciences. “We remain very optimistic on the potential that ReShapeCare™ continues to build, as we believe the pandemic has created an increased importance on the value of safe and accessible virtual care. In September, we enrolled our first 25 accounts into this telehealth enabled customizable platform that provides live, customizable virtual support for clinicians and their patients, regardless of the patient’s type of surgical weight loss procedure or therapy. ReShapeCare™ and its reimbursed patient aftercare model, perfectly complement our strong weight-loss care continuum.”

Mr. Bandy concluded, “We were also pleased to execute upon the Company’s initiative to reduce expenses and manage costs, as we reduced total quarter operating expenses by roughly $3.2 million compared to the same period prior year, without significantly reducing key project expenses. We will continue to monitor the pandemic’s impact on our business and Lap-Band procedures, and will make adjustments to our strategy and execution accordingly. It is truly an exciting time for us at ReShape, and we look forward to continuing our momentum in the final months of 2020 and into the new year”.

Third Quarter 2020 Financial Results

Revenue for the three months ended September 30, 2020 was $3.6 million compared to $3.5 million in revenue for the three months ended September 30, 2019.

Gross profit for the third quarter of 2020 was $2.3 million compared to $2.1 million for the three months ended September 30, 2019.

Sales and marketing expenses for the three months ended September 30, 2020 were $1.2 million compared to $1.0 million for the three months ended September 30, 2019.

General and administrative expenses were $2.4 million for the third quarter of 2020 compared to $4.4 million for the three months ended September 30, 2019.

Research and development expenses were $0.9 million for the third quarter of 2020 compared to $0.9 million for the three months ended September 30, 2019.

Total operating expenses were $4.5 million for the third quarter of 2020 compared to $7.7 million for the three months ended September 30, 2019.

Non-GAAP adjusted EBITDA loss was $1.4 million for the third quarter of 2020 compared to a loss of $4.0 million for the three months ended September 30, 2019.

Cash and cash equivalents and restricted cash were $1.9 million as of September 30, 2020 compared to $3.0 million as of December 31, 2019. On September 14, 2020, the Company entered into an amendment to its credit agreement that increased the amount available under delayed draw term loans by $2.0 million, of which $1.0 million was received upfront. In addition to the increase in the amount available under delayed draw term loans, the maturity date of the loans under the credit agreement, including those under the amendment, was extended from September 24, 2020 to March 31, 2021.

Webinar Information

Management will post a webinar discussing ReShape’s financial and operational results today at 4:30 p.m. ET. The link to the webinar is here and will be available on the Investor Relations page of the ReShape Lifesciences, Inc. website, https://ir.reshapelifesciences.com/.

About ReShape Lifesciences Inc.

ReShape Lifesciences is America’s premier weight-loss solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® program provides minimally invasive, long-term treatment of obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational (outside the U.S.) minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery. It helps enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy. The recently launched ReShapeCare™ Virtual health coaching program is a virtual telehealth weight management program that supports lifestyle changes for all weight-loss patients, to help them keep the weight off over time.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks inherent in outbreaks of pandemics or contagious diseases, including COVID-19; risks and uncertainties related to our acquisition of the LAP-BAND system; our ability to continue as a going concern if we are unable to improve our operating results or obtain additional financing; risks related to ownership of our securities as a result of our delisting from the Nasdaq Capital Market; our proposed ReShape Vest product may not be successfully developed and commercialized; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system and LAP-BAND system; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company's filings with the Securities and Exchange Commission, particularly those factors identified as "risk factors" in our annual report on Form 10-K filed April 30, 2020. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Disclosures

In addition to the financial information prepared in conformity with GAAP, we provide certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Management believes that the presentation of this non-GAAP financial information provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments, and amortization methods, which provides a more complete understanding of our financial performance, competitive position, and prospects for the future. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Adjusted EBITDA

Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, changes in fair value of liability warrants and other one-time costs. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Company Contact:

Thomas Stankovich

Chief Financial Officer

ReShape Lifesciences Inc.

949-276-6042

tstankovich@ReShapeLifesci.com

Investor Contact:

James Salierno

Vice President

The Ruth Group

646-536-7028

jsalierno@theruthgroup.com

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,857	$2,935
Restricted cash	50	50
Accounts and other receivables	2,951	4,096
Inventory	1,988	1,317
Prepaid expenses and other current assets	1,304	1,711
Total current assets	8,150	10,109
Property and equipment, net	431	16
Operating lease right-of-use assets	540	758
Other intangible assets, net	27,424	28,674
Other assets	46	99
Total assets	$36,591	$39,656
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,761	$4,263
Accrued and other liabilities	3,257	3,821
Warranty liability, current	383	105
Debt, current portion, net of deferred financing costs	6,558	1,909
Operating lease liabilities, current	309	291
Total current liabilities	14,268	10,389
Debt, noncurrent portion	3,204	2,728
Operating lease liabilities, noncurrent	243	477
Warranty liability, noncurrent	1,091	1,253
Deferred income taxes	702	702
Total liabilities	19,508	15,549
Commitments, contingencies
Stockholders’ equity:
Preferred stock
Series B convertible preferred stock	—	—
Series C convertible preferred stock	1	1
Common stock	5	—
Additional paid-in capital	523,442	517,311
Accumulated deficit	(506,291)	(493,197)
Accumulated other comprehensive loss	(74)	(8)
Total stockholders’ equity	17,083	24,107
Total liabilities and stockholders’ equity	$36,591	$39,656

RESHAPE LIFESCIENCES INC.

Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$3,602	$3,515	$8,092	$11,039
Cost of revenue	1,321	1,413	3,471	3,849
Gross profit	2,281	2,102	4,621	7,190
Operating expenses:
Sales and marketing	1,160	950	3,446	3,338
General and administrative	2,434	4,412	7,809	14,237
Research and development	859	858	2,619	2,874
Impairment of intangible assets	—	—	—	6,588
Loss on litigation settlement	—	1,500	—	1,500
Total operating expenses	4,453	7,720	13,874	28,537
Operating loss	(2,172)	(5,618)	(9,253)	(21,347)
Other expense (income), net:
Interest expense, net	739	74	1,632	390
Loss on extinguishment of debt	2,435	—	2,435	71
Warrant expense	—	22,564	—	26,821
Gain on foreign currency exchange	(128)	(229)	(118)	(229)
Other, net	—	727	—	1,336
Loss before income tax provision	(5,218)	(28,754)	(13,202)	(49,736)
Income tax benefit	(39)	—	(108)	(586)
Net loss attributable to common shareholders	$(5,179)	$(28,754)	$(13,094)	$(49,150)
Net loss per share - basic and diluted:
Net loss per share - basic and diluted	$(0.74)	$(106.44)	$(1.89)	$(235.42)
Shares used to compute basic and diluted net loss per share	6,968,221	270,136	6,913,188	208,777

The following table contains a reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders for the three and nine months ended September 30, 2020 and 2019 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net loss attributable to common stockholders	$(5,179)	$(28,754)	$(13,094)	$(49,150)
Adjustments:
Interest expense, net	739	74	1,632	390
Income tax benefit	(39)	—	(108)	(586)
Depreciation and amortization	419	423	1,257	1,286
Stock-based compensation expense	255	(497)	1,029	1,486
Loss on extinguishment of debt	2,435	—	2,435	71
Warrant expense	—	22,564	—	26,821
Loss on litigation settlement	—	1,500		1,500
Impairment of intangible assets	—	—	—	6,588
Other, net	—	727	—	1,336
Non-GAAP loss	$(1,370)	$(3,963)	$(6,849)	$(10,258)